UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2016

FUSE MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-10093	59-1224913
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer dentification No.)

1300 Summit Avenue, Suite 670 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (817) 439-7025

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 19, 2016 (the “Closing Date”), Fuse Medical, Inc. (the “Company”) entered into a definitive Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, NC 143 Family Holdings, LP, a Mark W. Brooks family limited partnership (“NC 143”), and Reeg Medical Industries, Inc., an investment holding company owned and controlled by Christopher C. Reeg (“RMI” and, together with NC 143, the “Investors”), pursuant to which NC 143 acquired 5,000,000 shares of the Company’s common stock for a purchase price of $400,000 and RMI acquired 4,000,000 shares of the Company’s common stock for a purchase price of $320,000, effective as of the Closing Date.

The Purchase Agreement contains customary representations, warranties, covenants and agreements of the parties. The Purchase Agreement also contains customary indemnification provisions, including indemnification for misrepresentations, breaches of warranties, and failure to perform covenants and agreements under the Purchase Agreement. The assertions embodied in the representations and warranties of the parties were made solely for purposes of the Purchase Agreement, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Stockholders of the Company are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

In connection with the transactions contemplated by the Purchase Agreement, the Company entered into an Amended and Restated Registration Rights Agreement dated as of the Closing Date with the Investors (the “A&R Registration Rights Agreement”), which superseded that certain Registration Rights Agreement, dated May 28, 2014, by and among the Company and certain other stockholders. Stockholders of the Company who had continuing rights under such prior Registration Rights Agreement waived and agreed to terminate those rights in connection with the closing of the transactions under the Purchase Agreement. The A&R Registration Rights Agreement provides, among other things, that the Investors may require the Company to register on Form S-1 under the Securities Act of 1933, as amended, any or all of the shares of common stock of the Company issued to the Investors in connection with the Purchase Agreement. The Investors also have the right to require the Company to file an unlimited number of registration statements on Form S-3, once the Company becomes eligible to use such form, covering registrable shares of common stock owned by the Investors, and to exercise “piggyback” rights to include their registrable shares in registration statements filed by the Company for its own account or for the account of any other stockholders.

Pursuant to the Purchase Agreement, the Company also entered into Indemnification Agreements dated as of the Closing Date with each of Mark W. Brooks and Christopher C. Reeg (the “Indemnification Agreements”) pursuant to which each such person is indemnified by the Company to the fullest extent allowed by Delaware law if, by reason of his serving as a director, officer or in certain other capacities for the Company, such person is a party or is threatened to be made a party to any proceeding or by reason of anything done or not done by such person in such a capacity, subject to the conditions and limitations specified therein.

The foregoing descriptions of the Purchase Agreement, the A&R Registration Rights Agreement and the Indemnification Agreements are not complete and are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K (this “Report”), and are incorporated into this Item 1.01 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Report is incorporated herein.

The issuances and sales of shares of the Company’s common stock (collectively, the “Shares”) to the Investors pursuant to the Purchase Agreement as described in Item 1.01 of this Report are exempt from registration pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D of the Securities Act since the foregoing issuances and sales of the Shares did not involve a public offering or any general solicitation by the Company or by any person acting on the Company’s behalf, the Investors took the Shares for investment and not resale, the Company took appropriate measures to restrict transfer of the Shares, and each of the Investors is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act. The transactions were privately negotiated. No underwriters or agents were involved in the foregoing issuances and sales, and the Company paid no underwriting discounts or commissions.

Item 5.01.	Changes In Control Of Registrant.

Pursuant to the Purchase Agreement, the Investors acquired newly issued shares of common stock representing approximately 57% of the Company’s outstanding common stock after the issuance and a majority of the voting control over the Company effective as of the Closing Date. In connection with the Purchase Agreement, the Investors, Christopher C. Pratt, D.O. and Robert H. Donehew entered into a Voting Agreement dated as of the Closing Date (the “Voting Agreement”) with the Company pursuant to which they, in their capacities as stockholders of the Company, agreed to cause the size of the Company’s Board of Directors (the “Board”) to be increased to five members and, for a period of six months, to cause three persons designated by the Investors and two persons designated by Dr. Pratt and Mr. Donehew to be elected as directors of the Company. The Investors have designated Messrs. Brooks and Reeg and William E. McLaughlin, III for election, and each of them has been elected as a director effective as of the Closing Date, and Dr. Pratt and Mr. Donehew will continue to serve as directors.

The foregoing description of the Voting Agreement is not complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 4.1 to this Report and is incorporated into this Item 5.01 by reference. The information contained in Item 1.01 and Item 3.02 of this Report regarding the Purchase Agreement is incorporated into this Item 5.01 by reference.

Pursuant to promissory notes issued by the Company, as previously reported, to each of the Investors between July 2016 and October 2016 in exchange for short-term loans in an aggregate amount of $150,000 (collectively, the “Notes”), on or after January 16, 2017, the Investors will have the right to convert all or any portion of the then unpaid principal and interest balance of their respective Notes into shares of common stock of the Company at a conversion price of $0.08 per share. Under the Notes, NC 143 may have the right to acquire an additional 1,296,917 shares of the Company’s common stock and Reeg Medical may have the right to acquire an additional 650,000 shares of the Company’s common stock, based on the balance of principal and accrued interest on the Notes as of January 16, 2017. Taking into account shares of common stock that will be issuable under the Notes as of such date, and the shares of common stock purchased by the Investors under the Purchase Agreement, Mark W. Brooks, through his ownership of NC 143, may be deemed to be the beneficial owner of approximately 35% of the outstanding common stock of the Company, and Christopher C. Reeg, through his ownership of Reeg Medical, may be deemed to be the beneficial owner of approximately 26% of the outstanding common stock of the Company, based on 17,837,725 shares of common stock that would be outstanding after the complete conversion of all of the Notes.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2016, in connection with the Company’s proposed entry into the Purchase Agreement, Dr. Pratt notified the Company of his decision to resign as the Company’s Chief Executive Officer and Mr. Donehew notified the Company of his decision to resign as the Company’s Chief Operating Officer and Chairman of the Board, effective as of the Closing Date. The Board accepted Dr. Pratt’s resignation as Chief Executive Officer of the Company and Mr. Donehew’s resignation as Chief Operating Officer of the Company and Chairman of the Board effective as of the Closing Date. Both Dr. Pratt and Mr. Donehew will continue to serve as members of the Board.

On December 15, 2016, in connection with the Company’s proposed entry into the Purchase Agreement and the Voting Agreement, Rusty Shelton and Randall L. Dei notified the Company of their decision to resign as directors of the Company, effective as of the Closing Date. Such resignations were not in connection with any disagreement with the Company.

On December 19, 2016, pursuant to the Purchase Agreement, by unanimous written consent, the Board appointed Mr. Reeg as Chief Executive Officer of the Company and Mr. Brooks as Chairman of the Board, effective as of the Closing Date, accepted Mr. Shelton’s and Mr. Dei’s resignations from the Board and elected Mark W. Brooks, Christopher C. Reeg and William E. McLaughlin, III to be members of the Board, effective as of the Closing Date.

Mr. Brooks, 51, currently serves as Chief Executive Officer of CPM Medical Consultants, LLC, a privately-owned national distributor of medical devices and regenerative tissue (“CPM Medical”). Prior to forming CPM Medical in 2002, Mr. Brooks partnered with Mr. Reeg during the formation and growth of Home Health Equipment, Inc., a durable medical equipment provider contracting with acute home health agencies and hospitals in several states (“Home Health”). In 1996, Messrs. Brooks and Reeg sold Home Health to predecessor companies of Tenet Healthcare Corporation.

Mr. Reeg, 53, currently serves as the President of Maxim Surgical, a manufacturer and distributor of spinal and orthopedic implants that he founded in 2011. Mr. Reeg led the design, development and successful commercialization of a spinal implant that received FDA approval in 2013 and is currently manufactured and distributed by Maxim Surgical. Prior to forming Maxim

Surgical, Mr. Reeg founded LMI Ortho, a distributor of spine and orthopedic implants purchased from domestic and international manufacturers and suppliers. While at LMI Ortho, Mr. Reeg worked with U.S. surgeons and acquired exclusive importation rights for the total joint orthopedic portfolio, expanded implant product lines and developed effective growth strategies based on design and market intelligence. Before entering the orthopedic industry with LMI Ortho in 1996, Mr. Reeg formed Spectramed, Inc., a multi-state home respiratory company where he served as its President until the sale of the company to a national healthcare company in 2001.

Mr. McLaughlin, 53, is a Certified Public Accountant licensed in the State of Texas and has over 25 years of experience in accounting and financial reporting positions for private and large public companies traded on the NYSE and NASDAQ, in addition to “Big-Four” public accounting. Mr. McLaughlin has served as Chief Financial Officer of CPM Medical since 2014. Mr. McLaughlin joined CPM Medical as Vice President Finance, Controller in 2013. From 2006 until he joined CPM Medical, Mr. McLaughlin served as Vice President Finance, Controller for Caris Life Sciences, Inc., a $180 million international, multi-location laboratory, physician practices, and molecular biotechnology emerging enterprise. Mr. McLaughlin will not be employed by the Company and satisfies the requirements for independent directors and audit committee financial experts, and he will lead the Company’s efforts to establish an audit committee.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2016, in connection with the Purchase Agreement and pursuant to the Voting Agreement, by unanimous written consent, the Board approved and adopted an amendment to the Bylaws of the Company (the “Amendment”) to provide, effective as of the Closing Date, that: (i) a quorum for action of the Board shall require at least sixty percent (60%) of the directors then serving on the Board; (ii) approval for a change in the size of the Board shall require an eighty percent (80%) vote of the directors serving on the Board (a “Director Super Majority”); (iii) approval for any new issuance of the Company’s securities to the Investors, Dr. Pratt or Mr. Donehew or any of their Affiliates (as defined in the Voting Agreement) or family members shall require a Director Super Majority; (iv) approval for filling any vacancies and newly created directorships resulting from any increase in the size of the Board shall require a Director Super Majority; and (v) approval for all other action to be taken by the Board shall require the approval of at least sixty percent (60%) of the directors then serving on the Board. Prior to the adoption of the Amendment, the Bylaws of the Company provided that a majority of the directors then serving on the Board was necessary to establish a quorum and required the approval of a majority of the directors then in office for any action to be taken by the Board.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Report, and is incorporated into this Item 5.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On December 22, 2016, the Company issued a press release announcing the entry into and execution of the Purchase Agreement and the closing of the transactions contemplated thereby. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amendment No. 1 to the Bylaws

4.1	Voting Agreement, dated as of December 19, 2016, by and among Fuse Medical, Inc., Christopher C. Pratt, Robert H. Donehew, Reeg Medical Industries, Inc. and NC 143 Family Holdings, LP

10.1	Stock Purchase Agreement, dated as of December 19, 2016, by and among Fuse Medical, Inc., Reeg Medical Industries, Inc. and NC 143 Family Holdings, LP

10.2	Amended and Restated Registration Rights Agreement, dated as of December 19, 2016, by and among Fuse Medical, Inc., Reeg Medical Industries, Inc. and NC 143 Family Holdings, LP

10.3	Indemnification Agreement, dated as of December 19, 2016, by and between Fuse Medical, Inc. and Mark W. Brooks

10.4	Indemnification Agreement, dated as of December 19, 2016, by and between Fuse Medical, Inc. and Christopher C. Reeg

99.1	Press Release dated December 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FUSE MEDICAL, INC.

By:	/s/ CHRISTOPHER C. REEG
Christopher C. Reeg, Chief Executive Officer

Date: December 23, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 1 to the Bylaws

4.1	Voting Agreement, dated as of December 19, 2016, by and among Fuse Medical, Inc., Christopher C. Pratt, Robert H. Donehew, Reeg Medical Industries, Inc. and NC 143 Family Holdings, LP

10.1	Stock Purchase Agreement, dated as of December 19, 2016, by and among Fuse Medical, Inc., Reeg Medical Industries, Inc. and NC 143 Family Holdings, LP

10.2	Amended and Restated Registration Rights Agreement, dated as of December 19, 2016, by and among Fuse Medical, Inc., Reeg Medical Industries, Inc. and NC 143 Family Holdings, LP

10.3	Indemnification Agreement, dated as of December 19, 2016, by and between Fuse Medical, Inc. and Mark W. Brooks

10.4	Indemnification Agreement, dated as of December 19, 2016, by and between Fuse Medical, Inc. and Christopher C. Reeg

99.1	Press Release dated December 22, 2016